                                               UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 10549
                                                        ___________________

                                          FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 7, 2003

Commission File Number:                 0-10843

                                                                 CSP Inc.
                              (Exact name of registrant as specified in its charter)

                             Massachusetts                                                           04-2441294
                  (State or other jurisdiction of                                              (I.R.S. Employer
                  incorporation or organization)                                             Identification No.)

                 43 Manning Road, Billerica, Massachusetts                              01821-3901
                (Address of principal executive offices)                                        (Zip Code)

                                                                (978) 663-7598
                                      (Registrant's telephone number, including area code)

                                                                        None
                      (Former name, former address, former fiscal year, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant.

            On March 5, 2003, the Audit Committee of CSP Inc. (the Company) decided to engaged Grant Thornton, LLP ("Grant") to serve as the Company's independent public accountants to replace KPMG LLP ("KPMG") for fiscal year ended September 30, 2003. The appointment of Grant was subject to completion of the usual client acceptance procedures and the receipt and acceptance of an engagement letter. As a result Grant will audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended September 30, 2003. The engagement letter was signed on April 4, 2003.The decision to change accountants was based upon a review of fee proposals for the current fiscal year ended September 30, 2003.

.

During the year ended September 30, 2002 and August 31, 2001 and through the date hereof, neither the Company nor anyone acting on its behalf consulted with Grant regarding (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matters or reportable events as set forth in Items 304(a)(2)(A),(B),(C) and (D) of Regulation S-K.

                                                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CSP Inc.
(Registrant)

Date: April 7, 2003                                         By: /s/ Gary W. Levine
                                                                                      Vice President of Finance,
                                                                                      Chief Financial Officer